AdCare Health Systems Reports First Quarter 2017 Financial Results

ATLANTA, GA, May 15, 2017—AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA), a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care, today reported results for the three months ended March 31, 2017.

Business Update

•
Completed the purchase of an assisted living and memory care community with 106 operational beds located in Alabama for $5.5 million on May 1, 2017; commenced a long-term lease with an affiliate of C. Ross Management, LLC to lease the facility

•	Achieved significant, sequential improvements in portfolio operating statistics

•	Repaid remaining $1.0 million in aggregate principal amount outstanding of the Company’s 10% convertible subordinated notes due April 30, 2017

•	Named Allan J. Rimland as Chief Executive Officer

•	Appointed Brian M. Szames, former Treasurer of Macy’s, Inc., as an independent director

“With our transition to a property holding and leasing company increasingly behind us, we are focused more on growing our portfolio and increasing shareholder value,” commented Allan Rimland, AdCare’s President, Chief Executive Officer and Chief Financial Officer. “The purchase of the Meadowood facility in Alabama is our first acquisition under the new business model. We believe the facility has attractive economics with modest operational risk because affiliates of C. Ross Management lease both the new Meadowood facility and the adjacent Coosa Valley skilled nursing facility. At the same time, we believe our pipeline of additional, potential acquisitions is robust with a primary focus on properties in the skilled nursing sector that can provide attractive, risk-adjusted returns on capital.”

Management periodically monitors a number of facility performance metrics including rent coverages before and after management fees. In the first quarter of 2017, the Company’s portfolio rent coverage before management fees was 1.69x and rent coverage after management fees was 1.28x.

“We observed significant improvements in overall portfolio operating metrics during the first quarter of 2017 and expect additional improvements in these metrics over the coming quarters” added Rimland. “We continue to believe that local and regional operators with clinical, operational and financial focus are best positioned to successfully operate our facilities.”

Summary of Financial Results for the Three Months Ended March 31, 2017
Revenues in the first quarter of 2017 were $6.1 million, down 13.4 % from $7.1 million in the first quarter of 2016. The decrease reflects the completion of the sale of the nine Arkansas facilities in October 2016. The Company generally recognizes all rental revenues on a straight line accrual basis.

General and administrative costs decreased by $920,000, or 36.2%, to $1.6 million for the three months ended March 31, 2017, compared with $2.5 million for the same period in 2016. For the three months ended March 31, 2017 and 2016, general and administrative costs include $234,000 and $480,000, respectively, of stock-based compensation expense. The decrease in general and administrative costs is due to continued reductions in personnel and non-compensation expenses reflecting the transition of the Company from an owner and operator of senior housing facilities to a property holding and leasing company.

Interest expense decreased by $793,000, or 43.5%, to $1.0 million for the first quarter of 2017 compared with $1.8 million for the same period in 2016. Sequentially, interest expense decreased $476,000, or 31.6%, compared with $1.5 million in the fourth quarter of 2016. The decrease is mainly due to the repayment of $36.0 million of debt in connection with the Arkansas facilities and the sale thereof in October 2016 and $6.7 million principal repayment of the 2015 convertible debt in January 2017.

The loss from discontinued operations, net of tax for the quarter was $413,000 compared with $528,000 for the prior-year period. The losses were primarily due to collection and legal costs associated with legacy operations.

Net loss attributable to AdCare common stockholders in the first quarter of 2017 was $2.8 million, or $0.14 per basic and diluted share, compared with $3.7 million, or $0.19 per basic and diluted share, for the first quarter of 2016.

Cash and cash equivalents at March 31, 2017 totaled $4.2 million compared with $14.0 million at December 31, 2016. Restricted cash and investments at March 31, 2017 totaled $3.8 million compared with $5.5 million at December 31, 2016. Total debt outstanding at March 31, 2017 totaled $71.8 million compared with $80.0 million at December 31, 2016 (net of $2.1 million and $2.2 million of deferred financing costs at March 31, 2017 and December 31, 2016, respectively).  Cash and cash equivalents and total debt at March 31, 2017 are not adjusted for $1.0 million of convertible subordinated debt that was repaid by the Company on April 30, 2017.

Conference Call and Webcast
AdCare will hold a conference call to provide a business update and discuss its first quarter 2017 results on Tuesday, May 16, 2017 at 9 a.m. ET.

•	Date and time: Tuesday, May 16, 2017 at 9 a.m. ET

•	Dial-in number: 1-888-283-6901 (domestic) or 1-719-457-2080 (international)

•	Reference passcode: 4282182

•	Replay number: Dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international). Reference passcode: 4282182 to access the replay. The replay will be available until May 23, 2017.

•	Webcast link: http://public.viavid.com/index.php?id=124299

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA) is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions. AdCare currently owns, leases or manages for third parties 30 facilities. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements in this press release regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements. Forward-looking statements in this press release include, among others, statements regarding portfolio growth, increasing shareholder value, the operational risk of our tenants, the nature of our acquisition pipeline, the deployment of cash at an attractive return on capital, improvements in our portfolio operating metrics, improvements in the credit profile of the facilities, and the reduction of our overhead costs.

Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected or contemplated by our forward-looking statements due to various factors, including, among others: our dependence on the operating success of our operators; the significant amount of, and our ability to service, our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; the availability and cost of capital; our ability to raise capital through equity and debt financings or through the sale of assets; the effect of increasing healthcare regulation and enforcement on our operators and the dependence of our operators on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; the impact of litigation and rising insurance costs on the business of our operators; the impact on us of litigation relating to our prior operation of our healthcare properties; the effect of our operators declaring bankruptcy, becoming insolvent or failing to pay rent as due; the ability of any of our operators in bankruptcy to reject unexpired lease obligations and to impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; our ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; and other factors discussed from time to time in our news releases, public statements and documents filed by us with the SEC from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Company Contacts	Investor Relations

Allan Rimland	Brett Maas
President and CEO	Managing Partner
AdCare Health Systems, Inc.	Hayden IR
Tel (678) 368-4402	Tel (646) 536-7331
allan.rimland@adcarehealth.com	brett@haydenir.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)

	March 31,	December 31,
ASSETS	2017	2016
(Amounts in 000's)	(Unaudited)
Current assets:
Cash and cash equivalents	$4,184	$14,045
Restricted cash	1,660	1,600
Accounts receivable, net of allowance of $6,678 and $7,529	2,263	2,429
Prepaid expenses and other	2,586	2,395
Total current assets	10,693	20,469

Restricted cash and investments	2,155	3,864
Property and equipment, net	78,526	79,168
Intangible assets - bed licenses	2,471	2,471
Intangible assets - lease rights, net	2,587	2,754
Goodwill	2,105	2,105
Lease deposits	911	1,411
Other assets	8,038	7,244
Total assets	$107,486	$119,486

LIABILITIES AND DEFICIT

Current liabilities:
Current portion of notes payable and other debt	$4,390	$4,018
Current portion of convertible debt, net	2,478	9,136
Accounts payable	3,316	3,037
Accrued expenses and other	8,000	9,077
Total current liabilities	18,184	25,268

Notes payable and other debt, net of current portion:
Senior debt, net	58,179	60,189
Bonds, net	6,605	6,586
Other debt, net	181	41
Other liabilities	3,395	3,677
Deferred tax liability	226	226
Total liabilities	86,770	95,987

Preferred stock, no par value; 5,000 shares authorized; 2,762 and
2,762 shares issued and outstanding, redemption amount $69,038
and $69,038 at March 31, 2017 and December 31, 2016, respectively	61,446	61,446

Stockholders' deficit:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 19,806 and 19,927 issued and outstanding at
March 31, 2017 and December 31, 2016, respectively	61,690	61,643
Accumulated deficit	(102,420)	(99,590)
Total stockholders' deficit	(40,730)	(37,947)
Total liabilities and stockholders' deficit	$107,486	$119,486

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in 000’s, except per share data)
(Unaudited)

	Three Months Ended March 31,
(Amounts in 000's)	2017	2016
Revenues:
Rental revenues	$5,775	$6,849
Management fee and other revenues	360	233
Total revenues	6,135	7,082
Expenses:
Facility rent expense	2,171	2,179
Depreciation and amortization	1,135	1,713
General and administrative expense	1,622	2,542
Other operating expense	555	203
Total expenses	5,483	6,637

Income from operations	652	445

Other expense:
Interest expense, net	1,032	1,825
Loss on extinguishment of debt	63	-
Other expense	95	42
Total other expense, net	1,190	1,867

Loss from continuing operations before income taxes	(538)	(1,422)
Income tax expense	1	-
Loss from continuing operations	(539)	(1,422)

Loss from discontinued operations, net of tax	(413)	(528)
Net loss	(952)	(1,950)

Preferred stock dividends	(1,878)	(1,777)
Net loss attributable to AdCare Health Systems, Inc. Common
Stockholders	$(2,830)	$(3,727)

Net loss per share of common stock attributable to
AdCare Health Systems, Inc.
Basic and diluted:
Continuing operations	$(0.12)	$(0.16)
Discontinued operations	(0.02)	(0.03)
	$(0.14)	$(0.19)

Weighted average shares of common stock outstanding:
Basic and diluted	19,825	19,885

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING METRICS (1)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
Portfolio Operating Metrics (2)	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017
Occupancy (%)	81.7%	82.6%	82.6%	82.6%
Quality Mix (3)	24.6%	23.7%	23.1%	26.6%
Rent Coverage Before Management Fees	1.32	1.53	1.53	1.69
Rent Coverage After Management Fees	0.93	1.12	1.12	1.28

(1) Operator-supplied data

(2) Excludes nine Arkansas facilities (which were sold on October 6, 2016), three Georgia facilities previously operated by affiliates of New Beginnings Care, and three managed facilities in Ohio.

(3) Quality Mix refers to all payor types less Medicaid.